Exhibit 10.36

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of February 17, 2012. The parties to this Agreement are First BanCorp, a Puerto Rico corporation (the “Corporation”), and Roberto R. Herencia, the Chairman of the Corporation’s Board of Directors (the “Buyer”).

BACKGROUND

WHEREAS, the Corporation desires to sell to the Buyer and the Buyer desires to purchase from the Corporation shares of the common stock, $0.10 par value per share, of the Corporation (“Common Stock”).

NOW, THEREFORE, in consideration of the respective covenants, representations and warranties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1. Sale and Purchase of Shares. The Corporation hereby agrees to sell to the Buyer and the Buyer hereby agrees to purchase from the Corporation 165,000 shares of Common Stock (the “Shares”) for a purchase price of $3.79 per share, the closing price of a share of Common Stock on February 16, 2012, payable at the Closing, as defined below, subject to the approval of the Board of Directors of the Corporation.

SECTION 2. Closing.

2.1. The Closing. Subject to the conditions contained in Section 1 of this Agreement, the Closing (the “Closing”) of the sale and purchase of the Shares shall take place at the offices of the Corporation at 10:00am local time, on the date following the date the Board of Directors of the Corporation has approved the sale, or at such other time or place or on such other date as the Buyer and the Corporation may agree to in writing.

2.2. Deliveries. At the Closing, the Corporation shall deliver to the Buyer the certificates for the Shares in exchange for the delivery by the Buyer to the Corporation the amount of $625,350 by wire transfer in immediately available funds to such accounts as the Corporation shall designate in writing to the Buyer not less than one day prior to the Closing.

SECTION 3. Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to the Buyer that:

3.1. Legal and Binding Effect. This Agreement constitutes the legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms.

3.2. Transfer of the Shares. The transfer of the Shares by the Corporation to the Buyer pursuant to the terms of this Agreement will not contravene or violate the Restated Articles of Incorporation or By-Laws of the Corporation.

SECTION 4. Representations and Warranties of the Buyer. The Buyer hereby represents and warrants to the Corporation as follows:

4.1. Legal and Binding Effect. This Agreement constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

4.2. Purchase for Investment. The Buyer is acquiring the Shares solely for the Buyer’s own account for investment and not with a view to or for the distribution thereof.

4.3. Accredited Investor. The Buyer has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Shares, and the Buyer is able to bear the economic risk of his investment.

4.4. Restricted Securities. The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being issued to the Buyer in reliance upon the exemption from such registration provided by Section 4(2) of the Securities Act. The Buyer understands that the Shares will contain a legend that states that the Shares are restricted securities under the Securities Act and may not be resold or transferred unless the Shares are first registered under the Securities Act or an exemption from such registration is available.

SECTION 5. Miscellaneous.

5.1. Expenses. Each of the parties hereto shall pay all legal, accounting and other fees and expenses incurred by such party in connection with this Agreement.

5.2. Binding Effect. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable only by the parties hereto.

5.3. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of Puerto Rico.

5.4. Contents of Agreement. This Agreement sets forth the entire agreement of the parties hereto with respect to the transactions contemplated hereby. This Agreement may not be amended except by an instrument in writing signed by the parties hereto, and no claimed amendment, modification, termination or waiver shall be binding unless in writing and signed by the party against whom or which such claimed amendment, modification, termination or waiver is sought to be enforced.

5.5. Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have duly executed this Stock Purchase Agreement as of the date first written above.

FIRST BANCORP

By:	/s/ Lawrence Odell
Name:	Lawrence Odell
Title:	Executive Vice President & General Counsel

BUYER

/s/ Roberto Herencia
Name:	Roberto R. Herencia